Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors

BMO Funds, Inc.:

We consent to the use of our reports dated October 27, 2020, incorporated by reference herein, for BMO Funds, Inc., and to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Information About The Funds’ Service Providers – Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio

December 23, 2020